UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a–101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a–12

Maine & Maritimes Corporation

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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This filing consists of (1) an employee Q&A sheet sent to all Maine & Maritimes Corporation (“MAM”) employees on March 12, 2010, and (2) Information sent to MAM Managers and Supervisors on March 12, 2010.

Employee Q&A

1. Why did MAM sell to BHE Holdings Inc. / Emera Inc.?

Emera has offered a 40% premium on MAM’s current stock price. We also believe the combined company has greater potential.

2. Will I keep my job? Should I be looking for a job?

Up until the closing in 6-8 months, MAM will continue its current operations as a stand-alone company. We anticipate no involuntary workforce reduction or office closings for at least 12 months after closing.

3. Will you be making any changes to the management or staffing at Maine & Maritimes?

We do not anticipate making any resource changes at Maine & Maritimes Corporation. We anticipate no involuntary workforce reductions or office closings for at least 12 months after closing.

4. Will my benefits stay the same?

All employment, labor and bargaining contracts will be honored.

5. Will I have to move?

For at least 12 months after closing, the Operations Center, 3 field offices, and the Call Center will remain in operation in their current communities.

6. Will there be any compensation changes after closing?

We anticipate salaries, wages, and benefits will be continued or increased in the ordinary course of business.

7. Will there be an opportunity to transfer and or apply for jobs in Bangor or Halifax?

BHE is growing and has a number of open positions that they are looking to fill. MAM employees will be eligible to apply for positions throughout the Emera family of companies.

8. Should I continue to sign new contracts? What about existing contracts?

MAM and MPS business will continue in the ordinary course. Existing contracts will be honored.

9. Will the Company’s name change?

We anticipate no change in the name of either MAM or MPS at this time. We plan to build on the Company’s reputation.

10. What impact will the merger have on rates?

Utility rates will continue to be regulated by the Federal Energy Regulatory Commission and the Maine Public Utilities Commission.

11. Will northern Maine have the same rates as Bangor?

Ratemaking will continue to be consistent with past practices.

12. Because Bangor Hydro is a member of ISO-NE, will MPS be required to become a member of ISO-NE and leave NMISA?

No changes are contemplated at this time. MPS is not required to join ISO-NE as part of this transaction.

13. Will the new Company preserve MAM’s heritage and leadership role in the communities we serve?

MAM will maintain or exceed its current level of community involvement and financial support, according to past practice.

14. Will there be any change in the way service is provided?

No reductions in service are anticipated as a result of this transaction.

15. Will there be a VERP?

No present plans to offer a VERP, but it may be considered.

16. What will happen to retiree benefits? Will retiree insurance benefits change?

No changes are expected.

17. Will my pension freeze contributions continue?

Yes.

18. How will the Company be organized after closing?

As is today, MAM executives will continue to run the current business, in the near term.

19. Do you plan to merge Maine & Maritimes Corporation’s T&D Utility (MPS) with Bangor Hydro Electric’s T&D Utility, or will they be operated as separate companies?

In the near term, MPS will be operated separately from Bangor Hydro Electric.

20. What are the plans for MAM USG?

MAM USG will continue to pursue good business opportunities.

21. What will happen to MAM’s Directors?

Two representatives from the MAM Board of Directors will be offered seats on the surviving MAM Board following the merger.

22. What will happen to my stock?

As of the closing date, MAM shares will no longer exist and shareholders will receive cash for their shares.

23. What will happen to my dividend?

Until closing, MAM will keep paying a dividend in the ordinary course of business. As of the closing date, MAM shares will no longer exist.

24. What do I or other shareholders need to do to exchange stock certificates? What if I cannot find the stock certificates?

Instructions will be provided at the time you are asked to return or exchange your certificates.

25. Will the current MPS customer performance metrics continue to remain at the current levels for some time after the merger?

We expect these performance levels to continue at or above levels expected by our regulators.

Additional Information and Where to Find It:

This document may be deemed to be solicitation material relating to the proposed merger. In connection with the proposed merger, MAM will prepare a proxy statement to be filed with the SEC. When completed, a definitive proxy statement and a form of proxy will be mailed to MAM’s stockholders. BEFORE MAKING ANY VOTING DECISION, MAM’S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT RELATING TO THE MERGER CAREFULLY AND IN ITS ENTIRETY, AS IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. MAM’s stockholders will be able to obtain, without charge, a copy of the proxy statement (when available) and other relevant documents filed with, or furnished to, the SEC (when available) from the SEC’s website at http://www.sec.gov. MAM’s stockholders will also be able to obtain, without charge, a copy of the proxy statement and other relevant documents (when available) by directing a request by mail to Virginia R. Joles, Director of Communications and Economic Development, Maine & Maritimes Corporation, 209 State Street, P. O. Box 789, Presque Isle, ME 04769-0789, by telephone at 1-877-272-1523, or by going to MAM’s Investor Relations page on its corporate website at www.maineandmaritimes.com (click on “Investor Relations” and then on “SEC Filings”).

MAM and its directors and executive officers and certain other members of their respective management and employees may be deemed to be participants (“potential participants”) in the solicitation of proxies from MAM’s stockholders with respect to the proposed merger. Information about MAM’s directors and executive officers and their ownership of MAM’s common stock is set forth in the proxy statement for MAM’s 2009 Annual Meeting of Stockholders and its 2009 annual report on Form 10-K, each of which was filed with the SEC on March 18, 2009. MAM’s stockholders may obtain additional information regarding the interests of potential participants, which may be different than those of the Company’s stockholders generally, by reading the proxy statement and other relevant documents regarding the merger, when filed with, or furnished to, the SEC.

Cautionary Statement Regarding Forward-Looking Information:

Except for historical information, all other information provided in the foregoing consists of “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Although Maine & Maritimes Corporation believes that such statements are based on reasonable assumptions, any such statements involve uncertainties and risks that may cause actual results to differ materially from those projected, anticipated, or implied. MAM cautions that there are certain factors that can cause actual results to differ materially from forward-looking information that has been provided, including, without limitation, potential changes in applicable laws and regulations, potential changes in Management, its ability to raise necessary operating and growth capital, increased interest costs, its ability to execute its business plans in a timely and efficient manner, the loss of customers and other factors that are more detailed in MAM’s filings with the Securities and Exchange Commission.

March 12, 2010

Managers and Supervisors Information

Today, Maine & Maritimes Corporation will announce that the Company has entered into a merger agreement with BHE Holdings Inc., a subsidiary of Emera Inc. (EMA:TSX). Emera will purchase all outstanding shares of Maine & Maritimes Corporation (NYSE Amex: MAM) common stock for US $45 per share in a transaction valued at approximately $105 Million, including assumption of debt and equity. MAM is the holding company of Maine Public Service Company which serves 36,000 customer accounts in northern Maine. BHE currently serves 115,000 customers in the contiguous counties located in northern and central Maine. The transaction is expected to permit shared expertise in servicing the companies’ respective customers. This transaction is subject to approval from MAM shareholders and various regulatory agencies, including the Maine Public Utilities Commission and Federal Energy Regulatory Commission. BHE and MPS will initially operate as separate entities. MAM’s current employees will remain in place for at least 12 months after the closing and Emera will honor the current collective bargaining agreements in place with the International Brotherhood of Electrical Workers, Local 1837, as well as existing wages and primary benefits for all employees. The transaction is expected to close at the end of 2010. This will be Emera’s second investment in Maine, following the 2001 purchase of Bangor Hydro-Electric Company.

For more details, see the attached press release and Employee Q&A pages. An all-employee meeting is scheduled on Thursday, March 25, 2010, 7:30 a.m., to answer additional questions and learn more about the future of the Company. Brent Boyles and Gerry Chasse, President and COO of Bangor Hydro-Electric, will be joining us at that meeting. If we don’t have answers today, please provide me with your written questions so we can provide written answers at that meeting. All communications must be documented and provided to the SEC so each shareholder has equal access to all information prior to the vote because such information is considered proxy solicitation material.

Att. (Press Release and Employee Q&A)

Additional Information and Where to Find It:

This document may be deemed to be solicitation material relating to the proposed merger. In connection with the proposed merger, MAM will prepare a proxy statement to be filed with the SEC. When completed, a definitive proxy statement and a form of proxy will be mailed to MAM’s stockholders. BEFORE MAKING ANY VOTING DECISION, MAM’S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT RELATING TO THE MERGER CAREFULLY AND IN ITS ENTIRETY, AS IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. MAM’s stockholders will be able to obtain, without charge, a copy of the proxy statement (when available) and other relevant documents filed with, or furnished to, the SEC (when available) from the SEC’s website at http://www.sec.gov. MAM’s stockholders will also be able to obtain, without charge, a copy of the proxy statement and other relevant documents (when available) by directing a request by mail to Virginia R. Joles, Director of Communications and Economic Development, Maine & Maritimes Corporation, 209 State Street, P. O. Box 789, Presque Isle, ME 04769-0789, by telephone at 1-877-272-1523, or by going to MAM’s Investor Relations page on its corporate website at www.maineandmaritimes.com (click on “Investor Relations” and then on “SEC Filings”).

MAM and its directors and executive officers and certain other members of their respective management and employees may be deemed to be participants (“potential participants”) in the solicitation of proxies from MAM’s stockholders with respect to the proposed merger. Information about MAM’s directors and executive officers and their ownership of MAM’s common stock is set forth in the proxy statement for MAM’s 2009 Annual Meeting of Stockholders and its 2009 annual report on Form 10-K, each of which was filed with the SEC on March 18, 2009. MAM’s stockholders may obtain additional information regarding the interests of potential participants, which may be different than those of the Company’s stockholders generally, by reading the proxy statement and other relevant documents regarding the merger, when filed with, or furnished to, the SEC.